Exhibit 28(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Anchor Series Trust of our report dated February 27, 2018, relating to the financial statements and financial highlights of SA Edge Asset Allocation Portfolio (formerly Asset Allocation Portfolio), SA Wellington Capital Appreciation Portfolio (formerly Capital Appreciation Portfolio), SA Wellington Government and Quality Bond Portfolio (formerly Government and Quality Bond Portfolio), SA Wellington Growth and Income Portfolio (formerly Growth and Income Portfolio), SA Wellington Growth Portfolio (formerly Growth Portfolio), SA Wellington Natural Resources Portfolio (formerly Natural Resources Portfolio), SA BlackRock Multi-Asset Income Portfolio and SA Wellington Multi-Asset Income Portfolio (formerly Strategic Multi-Asset Portfolio), which appears in Anchor Series Trust’s Annual Report on Form N-CSR for the year ended December 31, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Houston, Texas

April 12, 2018